UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
____________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (date of earliest event reported):
May 18, 2005

ASCENDANT SOLUTIONS, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware (State or other jurisdiction of incorporation)	000-27945 (Commission File Number)	75-2900905 (IRS Employer Identification No.)

16250 Dallas Parkway, Suite 205, Dallas, Texas	75248
(Address of principal executive offices)	(Zip Code)

(972) 250-0945
(Registrant’s telephone number, including area code)

16250 Dallas Parkway, Suite 102, Dallas, Texas 75248
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On May 18, 2005, the board of directors of Ascendant Solutions, Inc. agreed to issue 22,500 shares of restricted common stock under its 2002 Equity Incentive Plan to its non-employee directors in exchange for their service on the board of directors and its various committees during 2005 with such shares to vest quarterly throughout this year. The board of directors reserved the right to reevaluate this form of director compensation and each director has the right to reevaluate the choice of restricted shares or cash for service as a director in 2006. Additionally, the board of directors has approved the issuance of 10,000 restricted common shares as a one-time new director grant for a new non-employee director, Will Cureton and the issuance of 7,500 restricted common shares as an annual grant to non-employee directors elected after December 31, 2003 (Will Cureton and Anthony J. LeVecchio). These one-time and annual grants vest annually over a three-year period. The terms and conditions of the agreements governing these restricted common shares are set forth in the Restricted Stock Agreement, a form of which is filed herewith under Item 9.01(c).

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits.

Exhibit 1.01 - Form of Restricted Stock Agreement between Ascendant Solutions, Inc. and non-employee directors

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ASCENDANT SOLUTIONS, INC.

Dated: May 24, 2005	By: /s/ DAVID E. BOWE
David E. Bowe
Chief Executive Officer and President

DALLAS 1037969_2 6029.1